Calculation of Filing Fee Tables
S-3
KLX Energy Services Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
		Other	Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 250,000,000.00	0.0001381	$ 34,525.00
Fees to be Paid	2	Equity	Common Stock offered by the selling stockholder	457(a)	803,712	$ 3.32	$ 2,668,323.84	0.0001381	$ 368.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 252,668,323.84		$ 34,893.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 24,795.00
			Net Fee Due:						$ 10,098.50
Offering Note
[1]	(1) An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. (2) If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued. (3) The warrants ("Warrants") covered by this registration statement may be Warrants for common shares, par value $0.01 per share ("Common Stock") or preferred shares, par value $0.01 per share ("Preferred Stock") issued by the registrant. (4) The units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement, in any combination. (5) The rights ("Rights") covered by this registration statement may be Rights to purchase shares of Common Stock or Preferred Stock issued by the registrant.

[2]	(6) Represents up to 803,712 shares of common stock, par value $0.01 per share ("Common Stock"), of KLX Energy Services Holdings, Inc. (the "Company") that the Company may issue to the selling stockholders, upon exercise of the Warrants issued to the selling stockholders in connection with the certain amendment to the indenture governing the 2030 Senior Notes, on March 6, 2026 and March 11, 2026 which may be offered for sale by the selling stockholders on the terms and conditions described in the prospectus that forms a part of the Company's registration statement on Form S-3 to which this exhibit relates. (7) The Proposed Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of KLXE Common Stock, on the Nasdaq Global Select Market on May 8, 2026. (8) The $252,668,323.84 of securities registered pursuant to this registration statement consists of (i) $250,000,000 of a presently indeterminate number or amount of Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Rights of the Company registered in the primary unallocated offering and (ii) 803,712 shares of Common Stock that may be sold by the selling stockholders.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	KLX Energy Services Holdings, Inc.	S-3	333-271182	04/07/2023		$ 24,795.00	Unallocated (Universal) Shelf			$ 225,000,000.00
Fee Offset Sources		KLX Energy Services Holdings, Inc.	S-3	333-271182		04/07/2023						$ 24,795.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On April 7, 2023, the Registrant filed a Registration Statement on Form S-3 (No. 333-271182), which became effective on April 19, 2023 (the "Prior Registration Statement") with the SEC and paid a registration fee of $24,795.00. An amount of $225,000,000.00 remained unsold under the Prior Registration Statement; such offering has been terminated and all of such securities remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the unsold amount of securities on the Prior Registration Statement. Accordingly, a $10,098.50 fee is being paid in connection with the filing of this Registration Statement after an offset amount of $24,795.00 is applied to this Registration Statement's registration fee. For the avoidance of doubt, no fees associated with the secondary component of the Prior Registration Statement are being used as an offset source.

Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, par value $0.01 per share	1,372,175	$ 2,401,306.00	S-3	333-287774	06/16/2025
Prospectus Note
[1]	Represents up to 1,372,175 shares of Common Stock of the Company that may be offered for sale by the selling stockholders on the terms and conditions described in the prospectus forms a part of the Company's registration statement on Form S-3 to which this exhibit relates. Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price are based the average of the high and low prices of KLXE Common Stock, on the Nasdaq Global Select Market on May 30, 2025 of $1.75. No registration fee is payable in connection with the 1,372,175 unsold shares of Common Stock that were previously registered on the Registrant's registration statement on Form S-3 (File No. 333-287774) on June 16, 2025 (the "Initial Registration Statement") because such securities are being transferred from the Initial Registration Statement to this Registration Statement pursuant to Rule 429 under the Securities Act. 1,372,175 unsold shares of Common Stock registered under the Initial Registration Statement are included in this Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the Initial Registration Statement, which post-effective amendment will become effective concurrently with the Registration Statement in accordance with Section 8(c) of the Securities Act.